Exhibit 3(i)

                           ARTICLES OF INCORPORATION
                                      FOR
                         ABERDEEN IDAHO MINING COMPANY
                                ***************

KNOW ALL MEN BY THESE PRESENTS That Albert S. Kerry, Jr., William M. Clement, A.J. Teske and Roy H. Kingsbury, citizens of the United States, and over 21 years of age, being desirous of associating ourselves for the purpose of forming a corporation for the transaction of business as hereinafter specified, and under and by virtue of the laws of the State of Idaho, do hereby make and subscribe the following "Articles of Incorporation."

                                   Article 1

The corporate name of the company shall be:  ABERDEEN IDAHO MINING COMPANY.

                                   Article 2

The objectives and purposes for which this corporation is organized, and the nature of the business to be transacted are as follows:

     "To acquire, hold, own, and operate mines and mining claims within the State of Idaho; to acquire, own and use water and water rights, dams, flumes, millsites, timber claims and other easements necessary and convenient, or incident to the treatment of ores extracted from said mines and mining claims; to construct, purchase, lease and own and operate mills, concentrators, boarding houses, hotels, mercantile establishments, and any and all personal or real property, and adjuncts necessary or convenient for the successful operation of said mines or mining claims; to mine, work, mill, reduce, treat and sell products of said mines or mining claims; and do all other acts and things that may be necessary or convenient or incident to the general business of mining.

     To enter into agreements or contracts with others for development or operation of the properties or the ores that may be therein-to sell, mortgage, incumber, or lease, let or in any other manner contract with respect to any property or interest therein acquired by the company-to enter into agreement with any one or more corporations, persons, partnerships, or associations for joint work of its property or properties and to combine or amalgamate with another company.

                                   Article 3

The principal place of business of this corporation shall be in the City of Wallace, Shoshone County, State of Idaho, with power to establish branch offices within the United States.

                                   Article 4

The term for which this corporation shall exist shall be perpetual.
                                   Article 5

The number of directors or trustees shall be not less than three, to be elected by the stockholders annually, to serve for one year, or until their successors have been elected; however, the directors may increase the number of directors between stockholders meetings, or reduce them to not less than three, as well as to fill any vacancy caused by resignation or death, or because of sale or transfer of the stock of any said director.


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                                   Article 6

The authorized capital of the corporation shall be three hundred thousand dollars, represented by three million shares of common stock, of par value of ten cents, all nonassessable.

                                   Article 7

The amount of capital shares actually subscribed, and the names of the subscribers is as follows:

Name of Subscriber                               No. of shares     Amount
Albert S. Kerry, Jr.                                 1,000        $100.00
William M. Clement                                   1,000        $100.00
A. J. Teske                                          1,000        $100.00
Roy H. Kingsbury                                     1,000        $100.00

The names and addresses of the directors who shall manage and control the affairs of the corporation for the first year are as follows:

Albert S. Kerry, Jr.                                 Seattle, Washington
A. J. Teske                                          Wallace, Idaho
Roy H. Kingsbury                                     Wallace, Idaho

IN WITNESS WHEREOF, the said incorporators have hereunto set their hands and seals this 16th day of April, A.D. 1946.

/s/  A. J. Teske                             /s/  Albert S. Kerry,Jr.
/s/  Roy H. Kingsbury                        /s/  William M. Clement

STATE OF WASHINGTON)
County of          ) ss.

BE IT REMEMBERED, that on this 16th day of April, 1946, personally came before me M. A. Smith, a NOTARY PUBLIC for the State of Washington, Albert S. Kerry, Jr. a party to the foregoing attached Articles of Incorporation known to be personally to be such, and acknowledged that his signature thereon was his voluntary act, and deed, and that the facts stated thereon, are truly set forth.

Given under my hand and seal of office, and date and year aforesaid.

/s/ M.A. Smith
Notary Public in and for the State of
Washington, residing at Seattle

STATE OF IDAHO)
County of Shoshone) ss.

BE IT REMEMBERED, that on this 20th day of April, A.D. 1946, personally came before me, H. W. Ingalls, a Notary Public for the State of Idaho, William M. Clement, A.J. Teske, and Roy H. Kingsbury, the parties to the foregoing attached Articles of Incorporation, known to me personally to be such, and each acknowledged that his signature thereon was his voluntary act and deed, and that the facts stated therein are truly set forth.
Given under my hand and seal of office, and date and year aforesaid.

/s/ H. W. Ingalls
Notary Public in for the State of
Idaho, residing at


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                             ARTICLES OF AMENDMENT
                                      OF
                         ABERDEEN IDAHO MINING COMPANY

     Pursuant to the provisions of Section 30-1-61 of the Idaho Code, the undersigned adopts the following Articles of Amendment to the Articles of
Incorporation:

     FIRST:  The name of the corporation is ABERDEEN IDAHO MINING COMPANY.

     SECOND:    The following amendment of the Articles  of  Incorporation  was adopted by the shareholders of the corporation at the special meeting of the shareholders held on September 18, 1991;

     Article VI of the Articles of Incorporation of ABERDEEN IDAHO MINING COMPANY was amended to read in its entirety as follows:

                                  "Article VI

     That the amount of capital stock is $1,000,000.00, divided into 10,000,000 non-assessable shares of the par value of ten cents ($.10) per share."

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 3,000,000; and the number of shares entitled to vote was 3,000,000.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                          Class      Number of Shares
                               (Inapplicable)

     FIFTH:   The number of shares voted for the amendment to  Article  VI  was
1,791,708; and the number of shares voted against such amendment was 40,700.

     SIXTH:   The  number of shares of each class entitled to vote  thereon as a class voted for and  against such amendment, respectively, was:

                          Class           Number of Shares
                               (Inapplicable)

     SEVENTH:   The manner,  if  not  set  forth  in  such
amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:
                                  (No change)

     EIGHTH: The manner in which such amendment offered a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows:

     The amendment to the Article VI increased the amount of stated capital by $700,000.00 to $1,000,000.00.

DATED ________ day of October, 1991.

Aberdeen Idaho Mining Company

By /s/ H.F. Magnuson, President
By /s/ R.M. MacPhee, Secretary



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STATE OF IDAHO  )
County of Shoshone) ss.

     R.M. MacPhee, being first duly sworn, on oath deposes and says:
     That he is the Secretary of Aberdeen Idaho Mining Company, an Idaho corporation; that he has read the foregoing Articles of Amendment, knows the contents thereof and believes the same to be true; that he is authorized to execute said instrument and that the seal fixed is the corporate seal of the corporation.

/s/ R.M. MacPhee, Secretary

Subscribed and sworn to before me this 22nd day of October, 1991.

/s/ Linda C.
Notary Public for Idaho
Residing at Pinehurst
Commission expires 6/19/97












































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                             ARTICLES OF AMENDMENT
                                      OF
                         ABERDEEN IDAHO MINING COMPANY

     Pursuant to the provisions of Section 30-1-1001 of the Idaho Code, the undersigned adopts the following Articles of Amendment to its Articles of
Incorporation:

     FIRST:  The name of the corporation is ABERDEEN IDAHO MINING COMPANY.

     SECOND:   The  following  amendment  to  the Articles of Incorporation was adopted by the shareholders of the corporation at the special meeting of the shareholders held on August 23, 1999;

     Article VI of the Articles of Incorporation of ABERDEEN IDAHO MINING COMPANY was amended to read in its entirety as follows:

                                  "Article VI
     That the amount of capital stock is $3,000,000.00, divided into 30,000,000 non-assessable shares of the par value of ten cents ($.10) per share."

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 6,861,100; and the number of shares entitled to vote was 6,861,100.

     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

           CLASS          NUMBER OF SHARES
                (Inapplicable)

     FIFTH:   The  number  of shares voted for the amendment to Article VI  was
4,973,688; and the number of shares voted against such amendment was 0.

     SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

           CLASS          NUMBER OF SHARES
                (Inapplicable)

     SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                  (No change)

     EIGHTH: The manner in which such amendment offered a change in the amount of stated capital, and the amount of stated capital as changed by such amendment are as follows:

     The amendment to the Article VI increased the amount of stated capital by $2,000,000.00 to $3,000,000.00.

DATED 29 day of August, 1999.

ABERDEEN IDAHO MINING COMPANY
By:  /s/ H.F. Magnuson, President
By:  /s/ Dennis O'Brien, Secretary




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STATE OF IDAHO  )
                ) ss.
County of Shoshone)

     Dennis O'Brien, being first duly sworn, on oath deposes and says:
     That he is the Secretary of Aberdeen Idaho Mining Company, an Idaho corporation; that he has read the foregoing Articles of Amendment, knows the contents thereof and believes the same to be true; that he is authorized to execute said instrument and that the seal fixed is the corporate seal of the corporation.

/s/  Dennis O'Brien

Subscribed and sworn to before me this 29 day of August, 1999.

/s/ Teresa M. Carlson
Notary Public for Idaho
Residing at:  Osburn
Commission expires:  11/25/2002










































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